                                                                   EXHIBIT 4.5

[IF THIS SENIOR NOTE IS TO BE A GLOBAL SECURITY, INSERT:]
THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SENIOR NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ALBERTSON'S, INC.
[     ]% Senior Notes due 2009

                                                        CUSIP No.: [           ]

No.:                                                    $
ALBERTSON'S, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of up to ONE BILLION Dollars ($1,000,000,000), as set forth in the Schedule of Increases or Decreases In Senior Note attached hereto, on February 16, 2009 (such date is hereinafter referred to as the "MATURITY DATE"), and to pay interest thereon from August 16, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2004, at the rate of [ ]% per annum through and including the day immediately preceding the Reset Effective Date, if any, and thereafter at the Reset Rate, if any, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest, compounded quarterly, at the rate of [ ]% per annum on any overdue principal and payment of interest through and including the day immediately preceding the Reset Effective Date, if any, and thereafter at the Reset Rate and on semi-annual Interest Payment Dates, if any. The amount of interest payable for any period shorter than a full quarterly period or, following a Successful Remarketing, semi- annual period as applicable, for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Record Date for such Interest Payment Date.

Payment of the principal of and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                 ALBERTSON'S, INC.


                                 By:_______________________________________
                                    Name:
                                    Title:

[SEAL]


-----------------------------
Name:
Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within mentioned Indenture.

Dated: ______________________

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By: _________________________
         Authorized Signatory

                         FORM OF REVERSE OF SENIOR NOTE

         This Senior Note is one of a duly authorized issue of securities of the Company (herein called the "SENIOR NOTES"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1992, between the Company and U.S. Bank Trust National Association, as successor trustee (herein called the "TRUSTEE", which term includes any successor trustee)(the "BASE INDENTURE"), as supplemented by the Supplemental Indenture No. 1 between the Company and the Trustee (the "SUPPLEMENTAL INDENTURE" and together with the Base Indenture, the "INDENTURE"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof, limited in aggregate principal amount to $1,000,000,000 (or up to $1,150,000,000 to the extent that the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement is exercised).

         If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes of this series in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing and the Purchase Contract Settlement Date, at a price per Senior Note equal to the Redemption Price as set forth in the Indenture.

         If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, the holders of Senior Notes will have the right to require the Company to purchase their Senior Notes on the Purchase Contract Settlement Date, all as more fully described in the Supplemental Indenture.

         The Senior Notes are not entitled to the benefit of any sinking fund and will not be subject to defeasance.

         If an Event of Default with respect to Senior Notes of this series shall occur and be continuing, the principal of the Senior Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Securities Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Senior Note shall be governed by the laws of New York.

         The Company agrees, and by acceptance of a Corporate Unit, each holder of a Corporate Unit will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Senior Note and the Purchase Contract constituting the Corporate Unit and (2) to treat the Senior Note as indebtedness for United States federal, state and local income and franchise tax purposes. A Holder of Senior Notes may obtain the comparable yield and projected payment schedule for the Senior Notes, determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request for it to the Company at the following address: Albertson's, Inc., 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726; Attention: Treasurer.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or taxpayer identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him or her.

Date: ________________

                               Signature:


                               ------------------------


                               Signature Guarantee:
                                                    --------------------------

(Sign exactly as your name appears on the other side of this Senior Note)

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:__________________________________
   Name:
   Title:

                SCHEDULE OF INCREASES OR DECREASES IN SENIOR NOTE

The following increases or decreases in a part of this Senior Note have been made:

                                                        PRINCIPAL
                                    AMOUNT OF        AMOUNT OF THIS
           AMOUNT OF DECREASE      INCREASE IN         SENIOR NOTE      SIGNATURE OF
              IN PRINCIPAL          PRINCIPAL        FOLLOWING SUCH      AUTHORIZED
             AMOUNT OF THIS       AMOUNT OF THIS      DECREASE (OR       OFFICER OF
 DATE          SENIOR NOTE         SENIOR NOTE          INCREASE)          TRUSTEE
 ----          -----------         -----------          ---------          -------
